SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)    September 22, 2006

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA
(Address of principal executive offices)

26034
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 387-8300

N/A
(Former name or former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                              Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2006, the Registrant, Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Fremont, Inc., Presque Isle Downs, Inc. and Scioto Downs, Inc. (each a wholly-owned subsidiary of the Registrant), and Wells Fargo Bank, National Association as Agent Bank, Lender, Swingline Lender and L/C Issuer (“Wells Fargo”) and National City Bank, CIT Lending Services Corporation, PNC Bank, National Association, Citizens Bank of Pennsylvania, and Fifth Third Bank, each as additional Lenders, entered into the Fifth Amended and Restated Credit Agreement (the “Agreement”) which provides for an $105,000,000 senior secured revolving credit facility (the “Facility”). $60,000,000 of the Facility will be available as a sub-facility for stand-by letters of credit. The Facility includes a sub-limit up to $10,000,000 for same day advances. Maturity of the Facility is in September 2011. The purpose of the Facility is for working capital requirements, the purchase of a gaming license from the Pennsylvania Gaming Control Board, construction costs for the Presque Isle Downs property, and for other general corporate purposes. The Facility may be increased by up to $50,000,000 at the borrower’s election, provided that (a) no Default or Event of Default (as defined in the Agreement) then exists or would result from such increase, (b) proceeds will be used for racino capital expenditure needs at Scioto Downs (subject to receipt of a future gaming license and certain other governmental approvals and a certain construction plan at Scioto Downs) and (c) there may be no more than two increases for an aggregate total of no more than $50,000,000. Security for the Facility includes, without limitation, all assets of the borrowers, including the capital stock of subsidiaries and a first priority security interest in all real and personal property of the borrowers, except that with respect to collateral located in the Commonwealth of Pennsylvania, the Lenders will not have or otherwise claim a security interest in, or lien on, monies or other funds on account for taxes owed to the Commonwealth of Pennsylvania under certain applicable Pennsylvania Law. The applicable interest rates will be determined pursuant to certain criteria as set forth in the Agreement.

The Agreement modifies certain covenants of the Registrant to accommodate ongoing expenditures and growth in connection with the development and construction of Presque Isle Downs and also includes certain other amendments of covenants and conditions. The Agreement supersedes the Fourth Amended and Restated Credit Agreement (as amended) by and among the Registrant, Wells Fargo and the other parties thereto.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.                                                              Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits:

Exhibit No.	Description

10.1

Fifth Amended and Restated Credit Agreement dated September 22, 2006, by and among the Registrant, Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Fremont, Inc., Presque Isle Downs, Inc. and Scioto Downs, Inc. (each a wholly-owned subsidiary of the Registrant), and Wells Fargo Bank, National Association.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer
Date:	September 28, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fifth Amended and Restated Credit Agreement dated September 22, 2006, by and among the Registrant, Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Fremont, Inc., Presque Isle Downs, Inc. and Scioto Downs, Inc. (each a wholly-owned subsidiary of the Registrant), and Wells Fargo Bank, National Association.